ENNIS BUSINESS FORMS, INC.


                                  BYLAWS

                    As Amended Through October 15, 1997


                                 ARTICLE I

                                  OFFICES

     Section 1. The principal office and the registered office shall be in the City of Ennis, County of Ellis, State of Texas.

      Section 2. The corporation may also have offices at such other places both win and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

      Section 1. Meetings of stockholders may be held at such place and time, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of the stockholders commencing with the year 1976 shall be held on the third Thursday of June if it is not a legal holiday, and if a legal holiday then on the next secular day following at such time and hour as may be named in the notice of the meeting fixed by the directors, at which time they shall elect by a majority vote, a board of directors and transact such other business as may properly be brought before the meeting.

      Section 3. Written notice of the annual meeting shall be given each stockholder entitled to vote thereat at least ten days before the date of the meeting.

      Section 4. The officer or agent who has charge of the stock transfer books of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open at the registered office of the Company for a period of ten days prior to the meeting, to the examination of any stockholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      Section 5. Special meetings of the stockholders, for any purchase or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing by a majority of the board of directors, or at the request in writing of stockholders owning at least one-tenth in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 6. Written notice of a special meeting of stockholders, stating the time, place and subject thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than fifty days before the date fixed for the meeting.

       Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at the meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 9. When a quorum is present at any meeting, the voting of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

      Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the articles of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. At all corporate meetings the manner of voting shall be by ballot, by voice vote, or by a showing of hands, at the discretion of the chairman of the meeting.


                                ARTICLE III

                                 DIRECTORS

      Section 1. The number of directors which shall constitute the whole board shall be nine. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

      Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors by amendment of these by-laws may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.


                    MEETINGS OF THE BOARD OF DIRECTORS

      Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Texas.

      Section 5. The first meeting of each newly elected board of directors shall be held immediately following the meeting of stockholders at which such directors were elected, or be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting, or at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

      Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      Section 7. Special meetings of the board of directors may be called by the chairman of the board or by the president, and shall be called by the president or secretary upon the written request of two directors. Written notice of special meetings of the board of directors shall be given to each director at least three days before the date of the meeting.

      Section 8. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                          COMMITTEE OF DIRECTORS

      Section 9. The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee to consist of three or more directors, any two of which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.

      Section 10. The committee shall keep regular minutes of their proceedings and report the same to the board of directors when required.

                         COMPENSATION OF DIRECTORS

      Section 11. The directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                ARTICLE IV

                                  NOTICES

      Section 1. Notice to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

      Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or by these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                 ARTICLE V

                                 OFFICERS

     Section 1. The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The board of directors may also choose a Chairman of the Board (from among its members), one or more Vice-Chairmen of the Board (each also from among its members), one or more Executive Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary, each of whom shall hold office for such term, and shall perform such duties and exercise such powers, as shall be prescribed by the board of directors from time to time. Two or more offices may be held by the same person except the offices of President and Secretary.

      Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chief Executive Officer shall be selected from among the Chairman of the Board, if any, the Vice-Chairmen of the Board, if any, and the President. A Chief Executive Officer who also serves as President need not be a member of the board of directors. None of the Vice Presidents, the Secretary or the Treasurer need be a member of the board of directors.

     Section 3. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer chosen, elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by resolution of the board of directors.


                   THE CHAIRMAN OF THE BOARD

      Section 5. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and of the board of directors. In addition, the Chairman of the Board shall perform such other duties and exercise such other powers as are prescribed by the board of directors from time to time. The Chairman of the Board shall be an ex-officio member of all standing committees of the board of directors. In the absence of the Chairman of the Board, one of the Vice-Chairmen of the Board, or in the absence of the Vice-Chairmen of the Board, the Chief Executive Officer, may perform the duties and exercise the powers of the Chairman of the Board.


                   VICE-CHAIRMEN OF THE BOARD

     Section 6. The Vice-Chairmen of the Board, if any, shall perform such duties and exercise such powers as are prescribed by the board of directors from time to time. Each Vice-Chairman of the Board shall be an ex-officio member of all standing committees of the board of directors. In the absence of the Vice-Chairmen of the Board, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, may perform the duties and exercise the powers of the Vice-Chairmen of the Board.


                  THE CHIEF EXECUTIVE OFFICER

      Section 7. The Chief Executive Officer shall perform such duties and exercise such powers as are prescribed by the board of directors from time to time. As provided in Section 2 above of this Article V, only the Chairman of the Board, the Vice-Chairmen of the Board and the President are eligible to serve as the Chief Executive Officer. The Chief Executive Officer with the Chairman of the Board and the Vice-Chairmen of the Board shall be an ex-officio member of all standing committees of the board of directors. In the Chief Executive Officer's absence the President may perform the duties and exercise the powers of the Chief Executive Officer.


                         THE PRESIDENT

      Section 8. The President shall perform such duties and exercise such powers as are prescribed by the board of directors from time to time. Unless otherwise determined by the board of directors, the President shall have the power and authority to execute and deliver bonds, mortgages and other contracts of the corporation in the ordinary course of the corporation's business and also to execute and deliver on behalf of the corporation any and all other documents authorized by the board of directors. Unless otherwise determined by the board of directors, one of the Vice Presidents shall, in the absence of the President, perform the duties and exercise the powers of the President. The President need not be a member of the board of directors; however, if he is a director he shall be an ex-officio member of all standing committees of the board of directors.


                        VICE PRESIDENTS

      Section 9. The various Vice Presidents shall perform such duties and exercise such powers as the board of directors shall prescribe from time to time.


                       THE SECRETARY AND
                     ASSISTANT SECRETARIES

      Section 10. The Secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all proceedings of such meetings in a book to be kept for that purpose. The Secretary shall also perform like duties for the standing committees of the corporation, when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties, and shall exercise such other powers, as may be prescribed by the board of directors from time to time. The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary, which signature may be facsimile.

      Section 11. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. The Assistant Secretaries shall also perform such other duties and exercise such other powers as the board of directors may prescribe from time to time.


                       THE TREASURER AND
                      ASSISTANT TREASURERS

      Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 13. The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, or to such officers as they require, an account of all the Treasurer's transactions and of the financial condition of the corporation. The Treasurer shall also perform such other duties and exercise such other powers as the board of directors may prescribe from time to time.

      Section 14. If required by the board of directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office and for the restoration of the corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the corporation.

     Section 15. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and exercise such other powers as the board of directors may prescribe from time to time.


                                ARTICLE VI

                           CERTIFICATES OF STOCK

      Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the designations, preferences and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be referred to in the certificate in accordance with the provisions of the Texas Business Corporation Act.

      Section 2. Where a certificate is signed by a transfer agent or a registrar, the signature of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                             LOST CERTIFICATES

      Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.



                            TRANSFERS OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession , assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate and record the transaction upon its books.

                         CLOSING OF TRANSFER BOOKS

      Section 5. The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty nor less than ten days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                          REGISTERED STOCKHOLDERS

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.



                            RIGHT TO INSPECTION

      Section 7. Any person who shall have been a shareholder of record for at least six months immediately preceding his demand, or who shall be the holder of record of at least five per cent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times during business hours, for any proper purpose, the corporation's books and records of account, minutes and records of shareholders, and shall be entitled to make extracts therefrom.


                       STOCK OPTIONS AND AGREEMENTS

      Section 8. Any stockholder of this corporation may enter into agreements giving to any other stockholder or stockholders or any third party an option to purchase any of his stock in the corporation; and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement be filed with the corporation and reference thereto placed upon the certificates representing said shares of stock.


                                ARTICLE VII

                            GENERAL PROVISIONS

                                 DIVIDENDS

      Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                             ANNUAL STATEMENT

      Section 3. The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.





                                  CHECKS

      Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                FISCAL YEAR

     Section 5. The corporation shall do business on a fiscal year basis, from March 1 to February 28 each year.


                                   SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                               ARTICLE VIII

                                AMENDMENTS

      Section 1. These bylaws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if note of such alteration or repeal be contained in the notice of such meeting.


                                ARTICLE IX

           INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

      Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was serving as a Director or Officer of the corporation or serving as such at the request of the corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against all expenses including attorneys' fees, judgments, fines and other amounts actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the bet interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further provided that here shall be no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. The termination of any action, suit or proceeding by settlement or its equivalent not amounting to a judgment thereof shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Any indemnification under the provisions hereof shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of he director or officer is proper in the circumstances because he has met the applicable standard of conduct of good faith set forth in Section 1. above. Such determination shall be made
(1) by the board of directors of Ennis Business Forms, Inc. by a majority vote of a quorum consisting of directors who wee not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      Section 3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

      Section 4. The indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

      Section 5. In addition to the power of indemnification set forth above, the board of directors is authorized, on behalf of the corporation, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such; and where such insurance has been purchased and maintained by the corporation but the liability incurred exceeds the applicable limits of coverage thereof, the corporation may reimburse such persons the difference between the liability incurred and the insurance proceeds received; provided, that the indemnification provisions above have been complied with.